Exhibit 99

Taubman Centers, Inc. 200 East Long Lake Road Suite 300 Bloomfield Hills, Michigan 48304-2324	T 248.258.6800 www.taubman.com

CONTACT:

Barbara Baker
Taubman, Vice President, Investor Relations
248-258-7367
bbaker@taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ANNOUNCES THIRD QUARTER RESULTS
•	Tenant Sales Per Square Foot Up Significantly: 13%
•	Net Operating Income Excluding Lease Cancellation Up: 1.1%
•	2010 Financings Completed
•	Company to Discontinue Support of Regency Square
•	2010 FFO Guidance Increased on Higher Rents, Lease Cancellation Revenue

BLOOMFIELD HILLS, Mich., October 26, 2010 -- Taubman Centers, Inc. (NYSE:  TCO) today announced its financial results for the third quarter of 2010.

Net income (loss) allocable to common shareholders per diluted share (EPS) was $0.01 for the quarter ended September 30, 2010, up from $(1.77) for the quarter ended September 30, 2009.  EPS for the nine months ended September 30, 2010 was $0.26, up from $(1.39) for the first nine months of 2009.  The 2009 results were negatively impacted by impairment charges relating to The Pier Shops at Caesars (Atlantic City, N.J.) and Regency Square (Richmond, Va.).

Adjusted Funds from Operations (Adjusted FFO) per diluted share was $0.59 for the quarter ended September 30, 2010 versus $0.74 for the quarter ended September 30, 2009, which excludes the 2009 impairment charges.  Adjusted FFO in the third quarter of 2010 reflects a $0.12 per share decrease in lease cancellation revenue compared to the comparable quarter of 2009.  Lease cancellation revenue is expected to be very high in the fourth quarter of 2010, with the full year slightly above 2009. Adjusted FFO per diluted share for the nine months ended September 30, 2010 was $1.80 compared to $2.13 for the nine months ended September 30, 2009.

Funds from Operations (FFO) per diluted share was $0.59 for the quarter ended September 30, 2010, up from $(1.26) for the quarter ended September 30, 2009.   FFO per diluted share was $1.80 for the nine months ended September 30, 2010, up from $0.11 for the nine months ended September 30, 2009.

“We’re pleased that our core business is improving,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.  “Rents are up, and excluding lease cancellation revenue, net operating income increased 1.1 percent.”

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Operating Statistics Continuing to Improve

Tenant sales per square foot continued to be strong in the quarter, up 13.2 percent, bringing the year to date increase to 12.1 percent and the company’s 12-month trailing sales per square foot to $539.  “We’ve now reported three quarters of double digit tenant sales increases, and there is strong momentum as we approach the holidays,” said Mr. Taubman.  “We attribute this outstanding performance to the merchandise mix at our centers and the overall health of our portfolio.”

Ending occupancy for Taubman’s portfolio was 88.6 percent on September 30, 2010, up 0.7 percent from June 30, 2010.  Leased space was 91.7 percent on September 30, 2010, up 0.9 percent from June 30, 2010.

Average rent per square foot was $43.12, up from $43.08 in the third quarter of 2009.    For the nine months ended September 30, 2010, average rent per square foot was $43.17 versus $43.89 in the nine months ended September 30, 2009.

“All of these statistics are very solid,” said Mr. Taubman.  “Retailers are becoming more optimistic with their expansion plans and capital allocation decisions.”

Financings Completed for MacArthur Center and Arizona Mills

The refinancing of MacArthur Center (Norfolk, Va.), a 95 percent owned consolidated property, was completed in early September.  The new 10-year $131 million non-recourse loan has been swapped to bear interest at an all-in rate of 5.12 percent for the entire term.  The loan is interest only for the first two years and then amortizes principal based on 30 years.  Proceeds from the refinancing were used to pay off the existing $127 million 6.96 percent (effective rate) loan.

As previously announced, the refinancing of Arizona Mills (Tempe, Ariz.), a 50 percent owned joint venture property, was completed in early July.  The new 10-year $175 million non-recourse loan bears interest at an all-in rate of 5.84 percent, with principal amortizing based on 30 years.  Proceeds from the refinancing were used to pay off the existing $131 million 7.90 percent (effective rate) loan, with excess amounts distributed to the partners.

“This completes our financing plan for 2010,” said Lisa A. Payne, vice chairman and chief financial officer of Taubman Centers.  “Together with the late June financing of Partridge Creek (Clinton Township, Mich.), our share of proceeds on the three loans totaled nearly $300 million; we locked in favorable 10-year rates averaging less than 5.7 percent and generated about $35 million of cash in excess of the previous loan balances.  A year ago, this result would have been hard to imagine.”

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Regency Square Update

Taubman Centers’ Board of Directors has concluded that it is in the best interest of the company to discontinue its financial support of Regency Square and as a result, the company has begun discussions with the lender about the center’s future ownership.  The center’s $73 million non-recourse mortgage debt is due November 1, 2011.  At the current time, subject to decisions by the lender, Taubman will continue to manage the shopping center.

Regency Square is an 820,000 square foot shopping center built in 1975 and anchored by Macy’s (two locations), JCPenney and Sears.  The property was acquired by Taubman in 1997.  Taubman plans to continue to own and manage Stony Point Fashion Park, its other property in Richmond.

In the third quarter of 2009, Taubman Centers recognized an impairment charge of $59 million on Regency Square. The book value of the center at September 30, 2010 is $31 million. The company expects to accrue a default rate of interest on the loan of 10.75 percent beginning late in the fourth quarter of 2010.  Although timing is uncertain, a non-cash accounting gain is expected to be recognized when the title to Regency Square is transferred and the loan obligations have been satisfied.

2010 Guidance

The company is raising its 2010 FFO guidance range to $2.77 to $2.82 per diluted share.  Factors contributing to this increase include improved rents and net recoveries and higher lease cancellation revenue, now projected to be about $22 million for the year.   The company is also revising its guidance for 2010 EPS to $0.74 to $0.81. These ranges assume continued ownership of both Regency Square and The Pier Shops at Caesars through 2010, as the timing of ownership transfer for each is not in the company’s control.  The Pier Shops’ results are projected to have a negative non-cash impact on FFO per share and EPS (which includes depreciation and amortization) in 2010 of $(0.14) and $(0.23), respectively.  The default interest at Regency Square is expected to have a nominal impact in 2010.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investor Relations.”  This includes the following:
•	Income Statements
•	Earnings Reconciliations
•	Changes in Funds from Operations and Earnings (Loss) Per Share
•	Components of Other Income, Other Operating Expense, and Nonoperating Income
•	Recoveries Ratio Analysis
•	Balance Sheets
•	Debt Summary

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•	Other Debt, Equity and Certain Balance Sheet Information
•	Construction
•	Capital Spending
•	Operational Statistics
•	Owned Centers
•	Major Tenants in Owned Portfolio
•	Anchors in Owned Portfolio

Investor Conference Call

The company will host a conference call at 11:00 a.m. (EDT) on October 27 to discuss these results, business conditions and the company’s outlook for the remainder of 2010. The conference call will be simulcast at www.taubman.com under “Investor Relations” as well as www.earnings.com and www.streetevents.com.  An online replay will follow shortly after the call and continue for approximately 90 days.

Taubman Centers is a real estate investment trust engaged in the development, leasing and management of regional and super regional shopping centers. Taubman's 26 U.S. owned, leased and/or managed properties, the most productive in the industry, serve major markets from coast to coast. Taubman Centers is headquartered in Bloomfield Hills, Michigan and its Taubman Asia subsidiary is headquartered in Hong Kong. Founded in 1950, Taubman celebrates its 60th anniversary in 2010. For more information about Taubman, visit www.taubman.com.

For ease of use, references in this press release to “Taubman Centers”, “company” or “Taubman” mean Taubman Centers, Inc. or one or more of a number of separate, affiliated entities.  Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to the continuing impacts of the U.S. recession and global credit environment, other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

#       #       #

Taubman Centers/5

TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended September 30, 2010 and 2009
(in thousands of dollars, except as indicated)

	Three Months Ended		Nine Months Ended
	2010	2009	2010	2009

Net income (loss) (1)	8,458	(138,788)	43,755	(93,396)
Noncontrolling share of (income) loss of consolidated joint ventures	(1,920)	3,456	(5,901)	(270)
Noncontrolling share of (income) loss of TRG	(1,172)	45,894	(9,482)	34,018
TRG series F preferred distributions	(615)	(615)	(1,845)	(1,845)
Preferred stock dividends	(3,658)	(3,658)	(10,975)	(10,975)
Distributions to participating securities of TRG	(371)	(362)	(1,094)	(1,198)
Net income (loss) attributable to Taubman Centers, Inc. common shareowners	722	(94,073)	14,458	(73,666)
Net income per common share - basic	0.01	(1.77)	0.27	(1.39)
Net income per common share - diluted	0.01	(1.77)	0.26	(1.39)
Beneficial interest in EBITDA - Consolidated Businesses (1),(2)	72,352	(79,985)	217,549	72,791
Beneficial interest in EBITDA - Unconsolidated Joint Ventures (2)	24,064	24,413	70,555	70,897
Funds from Operations (1),(2)	49,155	(100,323)	149,029	8,637
Funds from Operations attributable to TCO (1),(2)	33,211	(67,019)	100,514	5,707
Funds from Operations per common share - basic (1),(2)	0.61	(1.26)	1.84	0.11
Funds from Operations per common share - diluted (1),(2)	0.59	(1.26)	1.80	0.11
Adjusted Funds from Operations (1),(2)	49,155	60,479	149,029	172,069
Adjusted Funds from Operations attributable to TCO (1),(2)	33,211	40,402	100,514	114,884
Adjusted Funds from Operations per common share - basic (1),(2)	0.61	0.76	1.84	2.16
Adjusted Funds from Operations per common share - diluted (1),(2)	0.59	0.74	1.80	2.13
Weighted average number of common shares outstanding - basic	54,679,877	53,147,866	54,530,503	53,112,145
Weighted average number of common shares outstanding - diluted	55,764,528	53,147,866	55,600,629	53,112,145
Common shares outstanding at end of period	54,679,877	53,171,237
Weighted average units - Operating Partnership - basic	80,931,453	79,558,921	80,848,629	79,541,688
Weighted average units - Operating Partnership - diluted	82,940,386	81,254,902	82,790,017	80,936,239
Units outstanding at end of period - Operating Partnership	80,931,453	79,558,922
Ownership percentage of the Operating Partnership at end of period	67.6%	66.8%
Number of owned shopping centers at end of period	23	23	23	23

Operating Statistics (3):
Mall tenant sales (4)	1,095,242	987,008	3,162,686	2,877,130
Ending occupancy	88.6%	88.7%	88.6%	88.7%
Average occupancy	88.3%	88.5%	88.3%	88.8%
Leased space at end of period	91.7%	91.1%	91.7%	91.1%
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (4)	14.6%	16.1%	15.1%	17.1%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (4)	14.1%	15.6%	14.2%	15.8%
Mall tenant occupancy costs as a percentage of tenant sales - Combined (4)	14.4%	15.9%	14.8%	16.7%
Rent per square foot - Consolidated Businesses	42.84	42.36	42.92	43.56
Rent per square foot - Unconsolidated Joint Ventures	43.68	44.56	43.71	44.59
Rent per square foot - Combined	43.12	43.08	43.17	43.89

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(1)
The three and nine month periods ended September 30, 2009 include impairment charges related to the write down of the book values of The Pier Shops and Regency Square to their fair values. The nine month period ended September 30, 2009 also includes a restructuring charge, which primarily represents the costs of termination of personnel. No similar charges were incurred in the three and nine month periods ended September 30, 2010.

(2)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI), as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straightline adjustments of minimum rent) less maintenance, taxes, utilities, ground rent, and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected NOI growth and lease cancellation income.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains  from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs.

The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation. The Company may also present adjusted versions of NOI, Beneficial Interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. For the three and nine months ended September 30, 2009, FFO was adjusted for impairment charges. Also FFO for the nine month period ended September 30, 2009 was adjusted for a restructuring charge.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(3)	Statistics exclude The Pier Shops.

(4)	Based on reports of sales furnished by mall tenants.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended September 30, 2010 and 2009
(in thousands of dollars)

	2010		2009
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	84,517	38,702	83,403	39,074
Percentage rents	3,426	1,402	2,621	974
Expense recoveries	56,682	24,473	56,720	24,415
Management, leasing, and development services	4,359		3,444
Other	6,279	1,198	17,012	2,823
Total revenues	155,263	65,775	163,200	67,286

EXPENSES:
Maintenance, taxes, and utilities	45,867	17,784	46,286	16,802
Other operating	18,086	4,165	16,506	5,515
Management, leasing, and development services	2,204		2,140
General and administrative	7,168		7,155
Impairment charges (2)			166,680
Interest expense	38,906	16,141	36,407	16,219
Depreciation and amortization	44,500	9,808	37,726	9,491
Total expenses	156,731	47,898	312,900	48,027

Nonoperating income	191	2	247	31
	(1,277)	17,879	(149,453)	19,290
Income tax (expense) benefit	(238)		211
Equity in income of Unconsolidated Joint Ventures	9,973		10,454

Net income (loss)	8,458		(138,788)
Net (income) loss attributable to noncontrolling interests:
Noncontrolling share of (income) loss of consolidated joint ventures	(1,920)		3,456
TRG series F preferred distributions	(615)		(615)
Noncontrolling share of (income) loss of TRG	(1,172)		45,894
Distributions to participating securities of TRG	(371)		(362)
Preferred stock dividends	(3,658)		(3,658)
Net income (loss) attributable to Taubman Centers, Inc. common shareowners	722		(94,073)

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (2)	82,129	43,828	(75,320)	45,000
EBITDA - outside partners' share	(9,777)	(19,764)	(4,665)	(20,587)
Beneficial interest in EBITDA (2)	72,352	24,064	(79,985)	24,413
Beneficial interest expense	(33,550)	(8,360)	(31,420)	(8,416)
Beneficial income tax (expense) benefit	(238)		211
Non-real estate depreciation	(840)		(853)
Preferred dividends and distributions	(4,273)		(4,273)
Fund from Operations contribution (2)	33,451	15,704	(116,320)	15,997

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	129	62	334	158

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	In the third quarter of 2009, the Company wrote down the book values of The Pier Shops and Regency Square to their fair values. The impairment charges were $160.8 million at TRG's share.

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TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Nine Months Ended September 30, 2010 and 2009
(in thousands of dollars)

	2010		2009
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)

REVENUES:
Minimum rents	251,952	114,738	254,855	116,594
Percentage rents	6,561	2,871	5,342	2,177
Expense recoveries	165,937	70,289	172,003	72,060
Management, leasing, and development services	11,422		10,189
Other	24,962	4,939	37,440	6,199
Total revenues	460,834	192,837	479,829	197,030

EXPENSES:
Maintenance, taxes, and utilities	133,478	50,147	137,773	49,135
Other operating	54,433	14,236	47,823	17,868
Restructuring charge			2,630
Management, leasing, and development services	5,982		5,976
General and administrative	21,593		20,890
Impairment charges (2)			166,680
Interest expense	114,246	47,875	109,113	48,289
Depreciation and amortization	117,502	28,436	110,077	28,839
Total expenses	447,234	140,694	600,962	144,131

Nonoperating Income	1,490	3	680	88
Impairment loss on marketable securities			(1,666)
	15,090	52,146	(122,119)	52,987
Income tax expense	(548)		(257)
Equity in income of Unconsolidated Joint Ventures	29,213		28,980

Net income (loss)	43,755		(93,396)
Net (income) loss attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(5,901)		(270)
TRG series F preferred distributions	(1,845)		(1,845)
Noncontrolling share of (income) loss of TRG	(9,482)		34,018
Distributions to participating securities of TRG	(1,094)		(1,198)
Preferred stock dividends	(10,975)		(10,975)
Net income (loss) attributable to Taubman Centers, Inc. common shareowners	14,458		(73,666)

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (2)	246,838	128,457	97,071	130,115
EBITDA - outside partners' share	(29,289)	(57,902)	(24,280)	(59,218)
Beneficial interest in EBITDA (2)	217,549	70,555	72,791	70,897
Beneficial interest expense	(98,377)	(24,810)	(94,318)	(25,069)
Beneficial income tax expense	(548)		(257)
Non-real estate depreciation	(2,520)		(2,587)
Preferred dividends and distributions	(12,820)		(12,820)
Funds from Operations contribution (2)	103,284	45,745	(37,191)	45,828

Net straightline adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	(49)	(58)	493	316

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

(2)	In the third quarter of 2009, the Company wrote down the book values of The Pier Shops and Regency Square to their fair values. The impairment charges were $160.8 million at TRG's share.

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TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income (Loss) Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Three Months Ended September 30, 2010 and 2009
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

		2010			2009
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units (1)	/Unit

Net income (loss) attributable to TCO common shareowners	722	55,764,528	0.01	(94,073)	53,147,866	(1.77)

Add depreciation of TCO's additional basis	1,720		0.03	1,720		0.03

Net income (loss) attributable to TCO common shareowners,
excluding step-up depreciation	2,442	55,764,528	0.04	(92,353)	53,147,866	(1.74)

Add:
Noncontrolling share of income (loss) of TRG	1,172	26,304,596		(45,894)	25,539,793
Distributions to participating securities	371	871,262		362	871,262

Net income (loss) attributable to partnership unit holders
and participating securities	3,985	82,940,386	0.05	(137,885)	79,558,921	(1.73)

Add (less) depreciation and amortization:
Consolidated businesses at 100%	44,500		0.54	37,726		0.47
Depreciation of TCO's additional basis	(1,720)		(0.02)	(1,720)		(0.02)
Noncontrolling partners in consolidated joint ventures	(2,501)		(0.03)	(3,134)		(0.04)
Share of Unconsolidated Joint Ventures	5,731		0.07	5,543		0.07
Non-real estate depreciation	(840)		(0.01)	(853)		(0.01)

Funds from Operations	49,155	82,940,386	0.59	(100,323)	79,558,921	(1.26)

TCO's average ownership percentage of TRG	67.6%			66.8%

Funds from Operations attributable to TCO	33,211		0.59	(67,019)		(1.26)

Funds from Operations	49,155	82,940,386	0.59	(100,323)	79,558,921	(1.26)

Impairment charges				160,802		2.00

Adjusted Funds from Operations	49,155	82,940,386	0.59	60,479	81,254,902	0.74

TCO's average ownership percentage of TRG	67.6%			66.8%

Adjusted Funds from Operations attributable to TCO	33,211		0.59	40,402		0.74

(1)
Per share amounts for Adjusted Funds from Operations are calculated using weighted average diluted shares, which include the impact of common stock equivalents. Per share amounts for net loss attributable to common shareholders, net loss attributable to partnership unitholders and participating securities, and Funds from Operations are calculated using weighted average outstanding shares, which exclude the impact of common stock equivalents because the impact is anti-dilutive.

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TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income (Loss) Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Nine Months Ended September 30, 2010 and 2009
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

		2010			2009
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units (1)	/Unit

Net income (loss) attributable to TCO common shareowners	14,458	55,600,629	0.26	(73,666)	53,112,145	(1.39)

Add depreciation of TCO's additional basis	5,159		0.09	5,160		0.10

Net income (loss) attributable to TCO common shareowners,
excluding step-up depreciation	19,617	55,600,629	0.35	(68,506)	53,112,145	(1.29)

Add:
Noncontrolling share of income (loss) of TRG	9,482	26,318,126		(34,018)	25,558,281
Distributions to participating securities	1,094	871,262		1,198	871,262

Net income (loss) attributable to partnership unit holders
and participating securities	30,193	82,790,017	0.36	(101,326)	79,541,688	(1.27)

Add (less) depreciation and amortization:
Consolidated businesses at 100%	117,502		1.42	110,077		1.38
Depreciation of TCO's additional basis	(5,159)		(0.06)	(5,160)		(0.06)
Noncontrolling partners in consolidated joint ventures	(7,519)		(0.09)	(9,215)		(0.12)
Share of Unconsolidated Joint Ventures	16,532		0.20	16,848		0.21
Non-real estate depreciation	(2,520)		(0.03)	(2,587)		(0.03)

Funds from Operations	149,029	82,790,017	1.80	8,637	80,936,239	0.11

TCO's average ownership percentage of TRG	67.6%			66.8%

Funds from Operations attributable to TCO	100,514		1.80	5,707		0.11

Funds from Operations	149,029	82,790,017	1.80	8,637	80,936,239	0.11

Impairment charges				160,802		1.99
Restructuring charge				2,630		0.03

Adjusted Funds from Operations	149,029	82,790,017	1.80	172,069	80,936,239	2.13

TCO's average ownership percentage of TRG	67.6%			66.8%

Adjusted Funds from Operations attributable to TCO	100,514		1.80	114,884		2.13

(1)
Per share amounts for Funds from Operations and Adjusted Funds from Operations are calculated using weighted average diluted shares, which include the impact of common stock equivalents. Per share amounts for net loss attributable to common shareholders and net loss attributable to partnership unitholders and participating securities are calculated using weighted average outstanding shares, which exclude the impact of common stock equivalents because the impact is anti-dilutive.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income (Loss) to Beneficial Interest in EBITDA
For the Periods Ended September 30, 2010 and 2009
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2010	2009	2010	2009

Net income (loss)	8,458	(138,788)	43,755	(93,396)

Add (less) depreciation and amortization:
Consolidated businesses at 100%	44,500	37,726	117,502	110,077
Noncontrolling partners in consolidated joint ventures	(2,501)	(3,134)	(7,519)	(9,215)
Share of Unconsolidated Joint Ventures	5,731	5,543	16,532	16,848

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	38,906	36,407	114,246	109,113
Noncontrolling partners in consolidated joint ventures	(5,356)	(4,987)	(15,869)	(14,795)
Share of Unconsolidated Joint Ventures	8,360	8,416	24,810	25,069
Income tax expense (benefit)	238	(211)	548	257

Less noncontrolling share of (income) loss of consolidated joint ventures	(1,920)	3,456	(5,901)	(270)

Beneficial Interest in EBITDA	96,416	(55,572)	288,104	143,688

TCO's average ownership percentage of TRG	67.6%	66.8%	67.4%	66.8%

Beneficial Interest in EBITDA attributable to TCO	65,142	(37,124)	194,282	95,880

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income (Loss) to Net Operating Income
For the Periods Ended September 30, 2010 and 2009
(in thousands of dollars)

	Three Months Ended		Year to Date
	2010	2009	2010	2009

Net income (loss)	8,458	(138,788)	43,755	(93,396)

Add (less) depreciation and amortization:
Consolidated businesses at 100%	44,500	37,726	117,502	110,077
Noncontrolling partners in consolidated joint ventures	(2,501)	(3,134)	(7,519)	(9,215)
Share of Unconsolidated Joint Ventures	5,731	5,543	16,532	16,848

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	38,906	36,407	114,246	109,113
Noncontrolling partners in consolidated joint ventures	(5,356)	(4,987)	(15,869)	(14,795)
Share of Unconsolidated Joint Ventures	8,360	8,416	24,810	25,069
Income tax expense (benefit)	238	(211)	548	257

Less noncontrolling share of (income) loss of consolidated joint ventures	(1,920)	3,456	(5,901)	(270)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	9,777	4,665	29,289	24,280
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	19,764	20,587	57,902	59,218

EBITDA at 100%	125,957	(30,320)	375,295	227,186

Add (less) items excluded from shopping center Net Operating Income:
General and administrative expenses	7,168	7,155	21,593	20,890
Management, leasing, and development services, net	(2,155)	(1,304)	(5,440)	(4,213)
Restructuring charge				2,630
Impairment charges		166,680		166,680
Gain on sale of peripheral land			(1,040)
Interest income	(193)	(278)	(453)	(768)
Impairment loss on marketable securities				1,666
Straight-line of rents	(1,045)	(1,196)	(1,570)	(2,953)
The Pier Shops Net Operating Income	(607)	(1,037)	(2,879)	(3,315)
Non-center specific operating expenses and other	4,806	4,576	16,609	12,672

Net Operating Income at 100%	133,931	144,276	402,115	420,475

Net Operating Income - growth % (1)	-7.2%		-4.4%

Net Operating Income at 100%	133,931	144,276	402,115	420,475

Lease cancellation income	(1,034)	(12,862)	(10,219)	(22,761)

Net Operating Income at 100% excluding lease cancellation income	132,897	131,414	391,896	397,714

Net Operating Income excluding lease cancellation income - growth %	1.1%		-1.5%

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 8 - Balance Sheets
As of September 30, 2010 and December 31, 2009
(in thousands of dollars)
	As of
	September 30, 2010	December 31, 2009
Consolidated Balance Sheet of Taubman Centers, Inc. (1):

Assets:
Properties	3,497,746	3,496,853
Accumulated depreciation and amortization	(1,172,843)	(1,100,610)
	2,324,903	2,396,243
Investment in Unconsolidated Joint Ventures	76,119	89,804
Cash and cash equivalents	17,311	16,176
Accounts and notes receivable, net	36,149	44,503
Accounts receivable from related parties	1,647	1,558
Deferred charges and other assets	73,547	58,569
	2,529,676	2,606,853

Liabilities:
Notes payable	2,657,819	2,691,019
Accounts payable and accrued liabilities	239,976	230,276
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	172,953	160,305
	3,070,748	3,081,600

Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	26	26
Series G Cumulative Redeemable Preferred Stock
Series H Cumulative Redeemable Preferred Stock
Common Stock	547	543
Additional paid-in capital	587,669	579,983
Accumulated other comprehensive income (loss)	(21,846)	(24,443)
Dividends in excess of net income	(938,350)	(884,666)
	(371,954)	(328,557)
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(101,207)	(100,014)
Noncontrolling interests in partnership equity of TRG	(97,128)	(75,393)
Preferred Equity of TRG	29,217	29,217
	(169,118)	(146,190)
	(541,072)	(474,747)
	2,529,676	2,606,853

Combined Balance Sheet of Unconsolidated Joint Ventures (1):

Assets:
Properties	1,093,324	1,094,963
Accumulated depreciation and amortization	(414,272)	(396,518)
	679,052	698,445
Cash and cash equivalents	18,030	18,544
Accounts and notes receivable	18,085	26,982
Deferred charges and other assets	20,774	22,310
	735,941	766,281

Liabilities:
Notes payable	1,128,507	1,092,806
Accounts payable and other liabilities, net	36,417	50,615
	1,164,924	1,143,421

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(225,573)	(200,169)
Accumulated deficiency in assets - Joint Venture Partners	(196,678)	(166,866)
Accumulated other comprehensive income (loss) - TRG	(3,607)	(5,397)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(3,125)	(4,708)
	(428,983)	(377,140)
	735,941	766,281
(1)	Certain 2009 amounts have been reclassified to conform to 2010 classifications.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 9 - Annual Outlook
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2010

Funds from Operations per common share (1)	2.77	2.82

Real estate depreciation - TRG	(1.89)	(1.87)

Distributions on participating securities of TRG	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.12)	(0.12)

Net income attributable to common shareowners, per common share (EPS) (1)	0.74	0.81

(1)
Guidance on Funds from Operations and EPS includes The Pier Shops and Regency Square through the end of 2010. The Pier Shops' results are projected to have a negative non-cash impact on FFO per share and EPS (which includes depreciation and amortization) in 2010 of $(0.14) and $(0.23), respectively. The default interest at Regency Square is expected to have a nominal impact in 2010.

A non-cash accounting gain is expected to be recognized when the loan obligations are extinguished upon transfer of title of the centers. However, timing of completion is uncertain and the 2010 guidance does not include any estimate of such gains.